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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-52922 ) of Sunrise Technologies International, Inc. and subsidiary, of our report dated February 19, 2001, except as to Note 13, which is as of February 21, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP
San Jose, California
April 6, 2001